Exhibit 4.3.8
REDGATE MEDIA GROUP
AMENDMENT AGREEMENT TO SHAREHOLDERS AGREEMENT
This AMENDMENT AGREEMENT TO THE SHAREHOLDERS AGREEMENT (“Agreement”), effective as of December 14, 2009 (the “Effective Date”), is made and entered into by and among Redgate Media Group, a corporation organized under the laws of the Cayman Islands (the “Company”), and the undersigned Lotus Equity Income Fund Limited, a Cayman Island corporation (the “Purchaser”) with reference to the material facts and circumstances set forth in the Recitals below.
RECITALS
A. The Purchaser is acquiring an aggregate of five hundred and nine point four two (509.42) shares of Class G Preference Shares (the “Shares”).
B. The Shares were acquired by previous purchasers pursuant to that certain Class G Preference Share Purchase Agreement on December 4, 2009.
C. The previous purchasers also became parties to the Shareholders Agreement by executing that certain Fourth Amendment to the Shareholders Agreement (the “SHA”) dated December 4, 2009.
D. Pursuant to the terms of the SHA all provisions contained therein shall be binding on all subsequent purchasers and transferees.
AMENDMENT
NOW, THEREFORE, in consideration of the issuance of Shares, the mutual promises and acknowledgments hereinafter made, and other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:
1. Purchaser acknowledges having received and reviewed a copy of the SHA attached hereto as Exhibit A respectively, including all exhibits, schedules, and amendments thereto, and understands the contents thereof.
2. Purchaser hereby joins the SHA as a “Shareholder” as defined therein, and acknowledges, accepts to be bound by, and agrees to the terms of the SHA.
3. Purchaser’s execution of this Agreement shall be deemed an execution of the SHA and unless specified in this Agreement the terms and conditions thereof shall be included herein by this reference.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Amendment Agreement to be executed as of the date first set forth above.

Company			Purchaser

REDGATE MEDIA GROUP,			LOTUS EQUITY INCOME FUND LIMITED,
A Cayman Islands corporation			A Cayman Islands corporation

By:	/s/ Peter Bush Brack		By:	/s/ Paul Pheby

	Name:	Peter Bush Brack		Name:	Paul Pheby
	Title:	Chairman & CEO		Title:	Director

EXHIBIT A
SHAREHOLDERS AGREEMENT
[See Exhibit 4.3.5]